Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-36893, 333-32048, and 333-109300) on Form S-8 of our report dated June 26, 2026, with respect to the financial statements and supplemental schedule of YUM! Brands 401(k) Plan.

/s/ KPMG LLP

Chicago, Illinois
June 26, 2026